NEWS RELEASE

Clarification & Retraction News Release
Nolan Creek Sb-Au Project
Amended NI 43-101F1 Report

Surrey, BC, July 26, 2011 -- Silverado Gold Mines Ltd (OTCBB: SLGLF) (Frankfurt: SLGL) (www.silverado.com) (the "Company" or "Silverado"). The British Columbia Securities Commission (BCSC) has been working with Silverado since its January, 2011 Cease Trade Order in British Columbia. As a result, the Company has filed an amended Nolan Creek Technical Report, dated July 9, 2011, on SEDAR. The Company also retracts the following additional resource estimates, reserve estimates, and economic analyses, derived from third party reports and related news releases, which it previously disclosed at its Nolan Creek Project and which the amended technical report does not support.

RETRACTION OF ADDITIONAL NOLAN CREEK ESTIMATES AND ANALYSIS

The Company’s website included a press release dated May 13, 2010 incorporating a direct link to a third party report by Murphy Analytics also dated May 13, 2010 (the Murphy Report). A Qualified Person did not prepare the Murphy Report, which disclosed an economic analysis using a quantity exceeding that used in the technical report. The economic analysis in the Murphy Report was potentially misleading and not complaint with NI 43-101.

The Company’s January 11, 2011 news release provided a direct link to a “Report on the Nolan Gold and Antimony Mine” dated January, 2011 (the January 2011 Report). The January 2011 Report disclosed non-compliant and potentially misleading resource and reserve estimates not prepared by a Qualified Person, and not supported by a technical report. The January 2011 Report included:

  reserve estimates with much larger tonnage than supported by a technical report reserves with average gold and antimony grades much higher than supported by the project data and any technical report prohibited economic analysis of the large hypothetical resource quantities and grades additional non-compliant potential exploration targets not supported by a technical report prohibited economic analysis of non-compliant potential exploration targets

SILVERADO GOLD MINES LTD
308-5455 152nd St., Surrey, BC V3S 5A5 • 604.595.4130 • 800.665.4646 • ir@silverado.com • www.silverado.com

The Company retracts information about estimates of potential exploration targets, resources, reserves, and economic analysis in the 2010 Murphy Report and the January 2011 Report, and has removed these reports from its website.

The Company’s news releases of August 31, 2010 and September 1, 2010 disclosed a large volume target at Pringle Bench on the Nolan Property, with average 35 foot width, that was not compliant with NI 43-101 disclosure requirements for a potential exploration target, and is unsupported by a technical report. NI 43-101 requires information about potential exploration targets to disclose the basis for potential quantity and grade ranges, and include specific cautionary language. The Company’s disclosure did not meet these requirements and the Company clarifies that it has not received any estimates of potential exploration targets, as defined by NI 43-101, at Nolan Creek. In particular, the information about potential lode exploration targets at Pringle Bench in the September 1, 2010 news release was not compliant with NI 43-101 and potentially misleading, and the Company retracts the dimensions of the Pringle Bench target and any implication of potential economic grade of that target.

Because of the above concerns, the BCSC issued a Cease Trade Order (CTO) on January 21, 2011. In response, the Company filed an amended NI 43-101F1 Technical Report on SEDAR on July 9, 2011. The Company now intends to apply for revocation of the CTO in British Columbia.

NEW NOLAN CREEK TECHNICAL REPORT FILED ON SEDAR

The new Nolan Creek Report filed on July 9, 2011 includes minor updates to the resource estimates, expands disclosure about economic analysis and mining methods, and adds cautionary language regarding mining dilution.

The methods of ascertaining calculations of Indicated and Inferred Resources of gold (Au) and antimony (Sb) on the Nolan Project were accomplished using the Polygonal Method. After discussion with the BCSC, the QP compared estimates from a selected portion of the mineralized zone that used the polygonal estimation method with resource estimates calculated from the same zone using a computer-generated, VulcanTM block modeling method. The results show that indicated resources as calculated using the polygonal method compare within a few percent of resources determined by the computer-generated block model approach. The conclusion reached by the QP therefore is that the polygonal resource estimation method selected for this study is valid. No new probable reserve estimates were released. The probable reserve estimates are the same as reported in a NI43-101 Report authored by the QP and released by Silverado in June, 2009, and there have been minor changes to the resource estimates.

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The new lode Mineral Reserve and amended Resource Calculations for Workman’s and Pringle Bench on the Nolan Antimony (Sb)-Gold (Au) property in the Koyukuk District of Alaska is as follows:

Cautionary Note to U.S. Investors Concerning Estimates of Probable Reserves: Readers are cautioned that the above estimates are under the category of a probable reserve and they are not a proven reserve. These values are based on the results of preliminary feasibility study, which is not the same as a complete feasibility study.

Cautionary Note to U.S. Investors Concerning Estimates of Indicated Resources: The table above uses the term ‘indicated resources’. Silverado advises U.S. investors that while this term is recognized and required by Canadian regulations (under National Instrument 43-101 Standards of Disclosure for Mineral Projects), the U.S. Securities and Exchange Commission does not recognize this term. U.S. investors are cautioned not to assume that any part or all of mineral deposits in the indicated resource category will ever be converted into reserves.

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Cautionary Note to U.S. Investors Concerning Estimates of Inferred Resources: The above table uses the term “inferred resources.” Silverado advises U.S. investors that while this term is recognized and required by Canadian regulations (under National Instrument 43-101 Standards of Disclosure for Mineral Projects), the U.S. Securities and Exchange Commission does not recognize this term. U.S. investors are cautioned not to assume that any part or all of mineral deposits in the inferred resource category will ever be converted into reserves.

QUALIFIED PERSON

This clarification press release was approved by the Company’s Qualified Person (QP), Thomas K. Bundtzen, P. Geo., BS, MS, CPG-10912, ABSLN #279639, and president of Pacific Rim Geological Consulting, Inc. of Fairbanks, Alaska, who is independent of the Company as defined by NI 43-101. Mr. Bundtzen is the author of the NI 43-101F1 Technical Report “ Update on Lode Mineral Resource and Reserve Estimates, Antimony-Gold Lode Deposits, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Alaska July 9th, 2011”.

ABOUT THE COMPANY

Silverado Gold Mines Ltd., a publicly traded company, is an exploration-stage enterprise focused on the exploration of gold properties with some past production. The Company has gold properties located throughout Alaska, which include a 100% interest in numerous mining claims located on the Nolan Creek property.

FORWARD LOOKING STATEMENTS

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company’s business and the industry and markets in which it operates.

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Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statement are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company’s filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company’s actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact Investor Relations at:

Silverado Gold Mines Ltd
Investor Relations
308-5455 152nd Street
Surrey, BC V3S 5A5

Local: (604) 595-4130
Toll Free: (800) 665-4646
Email: ir@silverado.com
Web: www.silverado.com

Trading Symbols
OTC BB: SLGLF
FRANKFURT: SLGL

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